EXHIBIT 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS


The Sponsors and Trustee of Municipal Investment Trust Fund, Multistate Series--324,
Defined Asset Funds (California and New York Trusts):

We consent to the use in this Registration Statement No. 333-47551 of our report dated May 29, 1998, relating to the Statements of Condition of Municipal Investment Trust Fund, Multistate Series--324, Defined Asset Funds (California and New York Trusts) and to the reference to us under the heading
'Miscellaneous--Auditors' in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, NY
May 29, 1998